Exhibit 99.1

1Q 2023 UPDATE May 9, 2023

FORWARD-LOOKING **STATEMENTS**

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding Enviva's strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to: (i) the volume and quality of products that Enviva is able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at its wood pellet production plants or deep-water marine terminals; (ii) the prices at which Enviva is able to sell its products; (iii) Enviva's ability to successfully negotiate, complete, and integrate acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions; (iv) failure of Enviva's customers, vendors, and shipping partners to pay or perform their contractual obligations to Enviva; (v) Enviva's inability to successfully execute its project development, capacity, expansion, and new facility construction activities on time and within budget; (vi) the creditworthiness of Enviva's contract counterparties; (vii) the amount of low-cost wood fiber that Enviva is able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by Enviva's suppliers; (viii) changes in the price and availability of natural gas, coal, or other sources of energy; (ix) changes in prevailing economic and market conditions; (x) inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; (xi) fires, explosions, or other accidents; (xii) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, or combined heat and power generators; (xiii) changes in domestic and foreign tax laws and regulations affecting the taxation of Enviva's business and investors; (xiv) changes in the regulatory treatment of biomass in core and emerging markets; (xv) Enviva's inability to acquire or maintain necessary permits or rights for its production, transportation, or terminaling operations; (xvi) changes in the price and availability of transportation; (xvii) changes in foreign currency exchange or interest rates, and the failure of Enviva's hedging arrangements to effectively reduce its exposure to related risks; (xviii) risks related to Enviva's indebtedness, including the levels and maturity date of such indebtedness; (xix) Enviva's failure to maintain effective quality control systems at its wood pellet production plants and deep-water marine terminals, which could lead to the rejection of Enviva's products by its customers; (xx) changes in the quality specifications for Enviva's products that are required by its customers; (xxi) labor disputes, unionization, or similar collective actions; (xxii) Enviva's inability to hire, train, or retain qualified personnel to manage and operate its business and newly acquired assets; (xxiii) the possibility of cyber and malware attacks; (xxiv) Enviva's inability to borrow funds and access capital markets; (xxv) viral contagions or pandemic diseases, such as COVID-19; (xxvi) overall domestic and global political and economic conditions, including the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict, including the ongoing conflict in Ukraine, rising inflation levels and government efforts to reduce inflation, or a prolonged recession; and (xxvii) risks related to Enviva's capital allocation plans and share repurchase program, including the risk that Enviva's share repurchase program could increase volatility and fail to enhance stockholder value and the possibility that the share repurchase program may be suspended or discontinued.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva's expectations and projections can be found in Enviva's periodic filings with the SEC. Enviva's SEC filings are available publicly on the SEC's website at www.sec.gov.

This presentation includes certain non-GAAP financial measures as defined under SEC Regulation G. A reconciliation of those measures to the most comparable GAAP measures is provided in this presentation. Please refer to slides 35 through 42.

Industry and market data

This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications, or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva's good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

enviva | 1Q23 UPDATE

2

1Q23 UPDATE 3 INDEX ABOUT ENVIVA ............................................. 1Q23 FINANCIAL OVERVIEW ............................. 2023 GUIDANCE ............................................. ASSET GROWTH ............................................. MARKET UPDATE ............................................ SUSTAINABILITY INFORMATION ....................... ADDITIONAL INFORMATION .............................. NON - GAAP FINANCIAL MEASURES .................... SUPPLEMENTAL INFORMATION ........................ 04 08 13 19 23 29 33 35 43

ABOUT ENVIVA

ENVIVA

We are a growing renewable energy company

We produce and sell wood pellets under long-term, take-or-pay contracts that provide predictable, growing cash flows

We are investing in highly accretive, fully contracted assets and infrastructure that are expected to fuel cash flow growth well into the future

1. World's **largest industrial-grade pellet producer**, with ~6.2M MTPY[1] of nameplate production capacity
2. ~$23 billion[2] **of firm, take-or-pay contracted backlog** with credit-worthy customers driving strong, visible cash flows
3. **Growth profile** with new use cases, new customers, and new geographies in addition to traditional EU and Asian utility partners
4. Building **highly accretive, fully contracted plants** at expected ~5x adjusted EBITDA multiple[3]
5. **$50+ billion**[4] in customer sales pipeline driven by energy transition tailwinds

Investing in Plant Productivity and Cost Improvements

Growing Cash Flow from Operations

Pathway to Adj. **EBITDA of $500MM+** by 2026[5]

Robust Liquidity – Limited Need to Access Capital Markets for Growth

See Supplemental Information for endnotes

5

ENVIVA'S **OPERATIONS**

Forest



It all begins with sustainable wood biomass sourced mainly as residue from traditional sawtimber harvests in the U.S. Southeast, one of the world's most robust areas of forest growth and sustainable management.[1] These working forests provide one-fifth of the wood used worldwide each year. [2]

Receiving



The low-value wood we buy comes primarily from family forest owners who manage their land in a manner that adheres to our strict sustainability standards, as set forth in our Responsible Sourcing Policy[3]. We track and trace this wood, and transport it to our facilities for processing.

Sizing



The forest-source biomass is milled into uniform chips for the dryer as well as to provide bark as a fuel source for the drying process.

Drying



The chips enter a biomass fueled dryer that reduces the natural moisture content of the wood. The dry fiber is then sent to hammermills to further reduce its size and refine the fiber for pelletizing.

Pelletizing



The dried wood fiber is extruded through a pellet press at high pressure. Naturally occurring lignin in the wood acts like an adhesive forming a protective layer around the pellet. No chemicals are used in the pellet manufacturing process.

Port Facilities



Our strategically located deep-water marine terminals receive pellets from multiple facilities to minimize transportation and to accumulate necessary volumes for bulk shipments.

Shipping



Our pellets are shipped in large drybulk cargo vessels. At every production point, pellets are inspected for quality to meet customer specifications and to ensure that our renewable wood pellets serve as a reliable source of energy that directly replaces fossil fuels.

enviva | 1Q23 UPDATE

See Supplemental Information for endnotes

6

Q3 2021 UPDATE 1Q23 UPDATE CHESAPEAKE CLUSTER (MTPY) Southampton VA (SOU) 760k Ahoskie, NC (AHO) 410k Northampton, NC (NOR) 750k Port of Chesapeake, VA (CHE)* 2.5M WILMINGTON CLUSTER (MTPY) Hamlet, NC (HAM) 600k Sampson, NC (SAM) 600k Greenwood, SC (GRE) 600k Port of Wilmington, NC (WIL)* 3.0M *terminal throughput capacity SAVANNAH CLUSTER (MTPY) Waycross, GA (WAY) 800k Port of Savannah, GA (SAV)* 1.5M PLANT SITES UNDER CONTROL / ASSESSMENT PLANTS UNDER DEVELOPMENT / CONSTRUCTION TERMINALS OWNED OR LEASED PLANTS OWNED AND OPERATED EXISTING PELLET PRODUCTION PLANTS 10 MTPY TOTAL TERMINALING CAPACITY ~11M DEEP - WATER MARINE TERMINALS 6 MTPY TOTAL EXISTING NAMEPLATE PRODUCTION CAPACITY ~6.2M STRATEGICALLY LOCATED ASSETS Amory, MS (AMO) 115k Port of Mobile, AL (MOB)* 115k Cottondale, FL (COT) 780k Port of Panama City, FL (PAN)* 780k PASCAGOULA CLUSTER (MTPY) Lucedale, MS (LUC) 750k Epes, AL (EPES) (under construction) 1.1M Port of Pascagoula, MS (PAS)* 3M+ 7

1Q23 UPDATE 1Q23 FINANCIAL OVERVIEW

1Q23 FINANCIAL RESULTS[1]

28% INCREASE IN NET REVENUE (excluding DGMT impact), OVERSHADOWED BY COST AND PRODUCTIVITY CHALLENGES

$ in millions, unless noted	1Q23 As Reported	Deferred Gross Margin Transactions ("DGMT")	1Q23 Excluding DGMT Impact**	1Q22
Net Revenue	$ 269.1	$ 29.7	$ 298.8	$ 233.0
Gross Margin	(20.7)	4.6	(16.1)	(0.3)
Adjusted Gross Margin*	21.3	4.6	25.9	50.7
Net Income (Loss)	(116.9)	45.0	(71.9)	(45.3)
Adjusted EBITDA*	3.4	4.6	8.0	36.6
Adjusted Gross Margin ($/MT)*	$ 17.93	$ 37.70	$ 19.77	$ 46.27

**Adjusted gross margin, adjusted EBITDA, and adjusted gross margin per MT are non-GAAP financial measures*
***All financial measures presented excluding the DGMT impact are non-GAAP financial measures; please refer to Slide 34 for more details on the DGMT*

Delivered volumes of ~1.3 million metric tons ("MT"):

- ~20% year-over-year increase compared to 1Q22 (delivered tons excludes DGMT impact); *In 1Q23, 0.1 million MT impacted by DGMT*
- Lower than management's delivered volumes est. of ~1.5 million MT

Revised capital allocation priorities:

- Eliminated quarterly dividend to prioritize the following:

1. Effectively managing liquidity and leverage
2. Improving operating cost and productivity of current asset platform, and investing in new fully contracted wood pellet production plants
3. Returning capital to stockholders through share repurchases, and
4. Accelerating, when appropriate, investments in new fully contracted wood pellet production assets

Revised 2023 Guidance:

- Entered 2023 at a much higher cost position than anticipated
- Exiting 1Q at $155/MT Delivered at Port costs vs. original expectations of $145/MT (NCV adjusted)
- More conservative view on what the business will deliver, given 1Q performance and shift in timing expectations as to when productivity and cost improvements are expected to be fully realized

Signed new long-term contract at favorable pricing:

- New 10-year contract with existing investment-grade Japanese customer for 300,000 metric tons per year ("MTPY") starting in tandem with new capacity coming online

enviva | 1Q23 UPDATE

See Non-GAAP Financial Measures

9

1Q23 UPDATE 1Q23 ADJ. EBITDA FROM MANAGEMENT EXPECTATIONS 10 10 See Supplemental Information for endnotes 1Q23 Reported DGMT 1Q23 Adjusted EBITDA Locked-in margin R&M Isolated Costs Consensus ~$3.4 DGMT ~$4.6 ~$8 Customer Mix Shift (Gross Margin Moved to 2H23) ~$10 ~$45 Isolated Unbudgeted Costs ~$16 Unanticipated Operational Expenses ~$5 1Q23 Reported Adj. EBITDA 1Q23 Adj. EBITDA Excluding DGMT Impact Original 1Q23 Adj. EBITDA Management Expectations 1Q 2023 Adjusted EBITDA as Compared to Original 1Q23 Management Expectations ($ in millions) 1Q23 Contributing Factors to Lower Adj. EBITDA: ▪ DGMT: Gross margin deferred to future years due to the accounting treatment detailed in slide 34 ▪ Customer Mix: Incremental gross margin shifted to 2H23; delivered more tons in 1Q23 to Japanese customers as a result of requests from European customers managing supply chain challenges ▪ Operational Expenses: Unplanned repairs and maintenance, contract labor, and overtime expenses ▪ Isolated Costs: Expenses incurred during 1Q related to plant optimization initiatives and professional fees Impact of lower production volumes

1Q23 UPDATE TARGETING IMPROVEMENTS IN OUR OPERATING POSITION 11 11 See Supplemental Information for endnotes Cost Driver Minimizing costs of procured fiber Improved fixed cost absorption from incremental volume will decrease fixed cost per MT Strategic procurement of key inputs (e.g., diesel, natural gas, and electricity) Focused discipline on indirect spend (e.g., tooling, repairs & maintenance, equipment leasing, and contract labor) Impact on cost $/MT Executing Improvements in Operating Position of $100M into 2024

1Q23 UPDATE 1Q23 COST TOWER 12 12 Decreasing fiber costs and structural changes to procurement strategy normalizing cost tower run rate  Evolution of total enterprise Delivered at Port (DAP) cost 1 , USD per metric ton, NCV 2 adjusted Jan-23 Feb-23 Mar-23 2Q23 YE23 $21 $ 70 ~$147 $28 $25/MT targeted to be removed from Mar 23 – Dec 23 Fiber Energy Other Variable Costs 3 Other Fixed Costs 4 Estimated 2023 YE Exit Rate 5 ~$130 Jan 23 Feb 23 Mar 23 2Q23E $161 $157 $155 Key factors driving down 2023 cost position: ▪ Strategic procurement activities already resulting in realized decrease in fiber costs ▪ Investments in operational improvements expected to result in increased production and improved fixed cost absorption in 2H23 ▪ Management focus on cost discipline and incremental controls over cost management $39 $19 $19 $17 $64 1 Cost tower excludes terminalling at port costs and shipping costs 2 Fiber is adjusted for Net Caloric Value (NCV) 3 Variable costs include lubrication, corn starch, consumables, distribution 4 Fixed costs include other production, equipment leasing, repairs, wages, benefits, contract labor, indirect overhead, and other costs 5 Based on Q4 2023 projections (Oct - Dec)

1Q23 UPDATE 2023 GUIDANCE UPDATE

2023 QUARTERLY GUIDANCE

- Full-year revenue per MT expected to be ~$234/MT, unchanged
- Cost per MT, Delivered at Port, expected to be ~$130/MT exiting 2023



1Q 2023 to Full-Year 2023 Adj. EBITDA Walk
($ in millions)
Like prior years, 2023 adjusted EBITDA generation expected to be heavily weighted to 2H23
~$3.4
~$4.6
~$8
~$25
~$80
~$120
~$225
1Q23 Reported Adj. EBITDA
DGMT
1Q23 Adj. EBITDA Excluding DGMT Impact
2Q23E Adj. EBITDA Midpoint
3Q23E Adj. EBITDA Midpoint
4Q23E Adj. EBITDA Midpoint
Revised 2023 Adj. EBITDA Guidance Midpoint

Key Drivers for 2023 Quarterly Expectations:

- **1Q23:** Soft quarter driven by cost overages and production challenges. Cost per MT of production exiting the quarter remained higher than expected. Additionally, $16 million of gross margin shifted to 2H23 as a result of customer changes to shipping schedule. More volumes were shipped to Japan in 1Q23, with higher margin ships now scheduled to be shipped to Europe in 2H23
- **2Q23:** Improvements in production and cost reduction initiatives expected, but not materializing as quickly as management had expected
- **2H23:** Seasonality benefits and productivity improvements expected. Cost reduction programs expected to be more fully realized in back half of year. Increase in revenue per ton forecasted as a result of the majority of deliveries being related to higher-priced contracts. Cost position exiting 2023 expected to be close to original guidance expectations

enviva | 1Q23 UPDATE

See Supplemental Information for endnotes

14

1Q23 UPDATE 15 UPDATED 2023 SALES VOLUMES ESTIMATES Revised expectations for volumes sold balance customer demand and deliveries for the remainder of 2023 EXPECTED TOTAL VOLUMES SOLD EXPECTED VOLUMES PRODUCED EXPECTED THIRD - PARTY PURCHASES See Supplemental Information for endnotes 5.5 – 6.5 million MT 5.0 – 5.5 million MT 0.5 – 1.0 million MT ▪ Revising third - party procurement strategy to achieve balance between volumes and sales commitments ▪ No expected EBITDA impact resulting from revised strategy ▪ Selective purchasing of volumes resulting in high margins for Enviva ▪ Adjusting volumes sold to reflect operational challenges at our facilities and customer deferrals due to planned and unplanned outages in power generation facilities ▪ Rate of productivity increases slower than anticipated ▪ Management focus on improving operational performance ▪ New plant design for Epes , Bond, and beyond designed to address operational issues

1Q23 UPDATE REVISED CAPITAL ALLOCATION FRAMEWORK 16 16 See Supplemental Information for endnotes Prioritizing conservative leverage and investments in current asset platform DIVIDEND ELIMINATION ▪ Expected to retain ~$1 billion in incremental cash flow from 2023 – 2026 with elimination of quarterly dividend CONSERVATIVE LIQUIDITY & LEVERAGE MANAGEMENT ▪ Further reducing need to access the capital markets to fund growth ▪ Leverage ratio target remains within 3.5x – 4.0x (as calculated by credit facility agreement), with temporary increase above 4.0x at YE2023 IMPROVING OPERATING COST AND PRODUCTIVITY OF CURRENT ASSET FLEET ▪ Focused on investments in the productivity and operational improvement of current assets SHARE REPURCHASE PROGRAM AUTHORIZED ▪ Authority to opportunistically repurchase up to $100 million in shares of common stock ▪ Enviva’s first authorization for share repurchases since its founding POTENTIAL TO ACCELERATE INVESTMENTS IN HIGH RETURN GROWTH PROJECTS ▪ Potential to move forward in service dates for new production and port assets ▪ On a pathway to achieve more than $500 million of adjusted EBITDA in 2026 $ in millions EVA Capitalization As of March 31, 2023 Cash, Cash Equivalents, and Restricted Cash $221 Revolving Credit Facility 156 Term Loan 105 2026 Senior Notes 750 Alabama Tax - Exempt Senior Bonds 250 Mississippi Tax - Exempt Senior Bonds 100 Other Debt 47 Net Debt $1,187 Outstanding Shares* 670 Total Capitalization $1,857 *Outstanding shares of 74.33 million; Share price at May 5, 2023 of $9.01 per share

UPDATED 2Q-4Q23 FORECAST ILLUSTRATES **ROBUST LIQUIDITY AND CONSERVATIVE LEVERAGE MANAGEMENT**

2Q - 4Q23 ADJUSTED EBITDA LESS CASH INTEREST, CHANGES IN WORKING CAPITAL



1Q23 Liquidity to YE2023 Forecasted Liquidity
($ in millions)
~$634
Liquidity as of March 31, 2023
~$225
Revised 2023 Adj. EBITDA Guidance Midpoint
~($20)
Cash used in working capital changes[1]
~($45)
Cash interest payments
~$160
Revised 2023 Forecasted CFFO
~$320
2Q-4Q23 Remaining Total Capex Midpoint
~$450+
YE2023 Forecasted Liquidity

Leverage as Calculated by Enviva's Credit Facility Agreement

Now expecting to exit 2023 with a leverage ratio of ~4.3x

Exited 1Q23 with a leverage ratio of 4.0x

Credit facility agreement provides for material project EBITDA add-backs (estimated to be ~$80-90 million) and excludes impacts of the DGMT

Expected to get back to target range of 3.5 – 4.0x by end of 1H24

See Non-GAAP Financial Measures

[1] Excludes impact of the Deferred Gross Margin Transactions

enviva | 1Q23 UPDATE

17

1Q23 UPDATE 18 VISION FOR 2023 AND BEYOND PATHWAY TO ACHIEVING OVER $500 MILLION IN ADJUSTED EBITDA IN 2026 $244 $225 $500 2022 Excl. DGMT Impact 2023 Guidance Midpoint 2024E 2025E 2026E 2027E Adjusted EBITDA Outlook 1 ($ in millions) Driving to over $500 million in adj EBITDA in 2026 INCREASED VOLUMES ▪ Potential to accelerate in service date for Bond and future greenfield plants ▪ Production improvements underway across current asset fleet CONTRACTED SALES PRICE GROWTH ▪ Price escalators, new contracts, and repricing of existing agreements increasing contracted revenue per ton GROWING WORLDWIDE DEMAND IN STRUCTURALLY SHORT MARKET ▪ Expanding geographies, use cases, and customers with rapidly escalating prices IMPROVING COST TOWER ▪ Improving fixed cost absorption and increasing contribution margin, strategic input cost management, reduced cost of delivered fiber KEY TAKEAWAYS 1. LIMITED NEW FUNDING REQUIRED : Strong liquidity and cash flow from operations expected to fund majority of organic capital investment needs going forward 2. LEVERAGE MANAGED : Leverage ratio target remains at 3.5x – 4.0x (as calculated by credit facility agreement), with expectations of being within the range during early 2024 1 Excludes DGMT impact in 2022 and expected DGMT impact 2023 – 2027; Each of these non - GAAP measures are based on current informa tion and management expectations and there can be no assurance that the growth plan will occur on the estimated timeline, if at all. 2 As calculated under the terms of our revolving credit facility agreement 3 Leverage includes greenfield capex for Epes and Bond and non - greenfield growth capex.

1Q23 UPDATE ASSET GROWTH

1Q23 UPDATE 20 GROWTH PLAN Potential to accelerate greenfield development, with each plant adding $75 - 90 MM at a 5X multiple 2026 2025 2024 2023 2022 EPES, ALABAMA BOND, MISSISSIPPI 2 EVA - 1100 STANDARD PLANTS (under development 2,3 ) 2 ADDITIONAL PLANTS (under option) 4 Adjusted EBITDA ~$244 1 ~$500 1,3 (Million) Construction planned for start in 2H 2023 Construction underway Year 0 Year 1 Year 2 Year 3 Year 4 1.1 million MTPY x 2 2027 Year 5 1.1 million MTPY 1.1 million MTPY CONSTRUCTION PERIOD DEVELOPMENT PERIOD 1.1 million MTPY x 2 1 Excluding impact of the Deferred Gross Margin Transactions for 2022 and future years 2 $75 - 90 MM in Adj. EBITDA contribution per EVA - 1100 TM not included in 2026 forecast 3 Based on current information and management expectations. There can be no assurance that the growth plan will occur on the es tim ated timeline, if at all. 4 Additional plants under option are being evaluated, as Enviva expects to continue to build new plants post 2027. See Non - GAAP Financial Measures

2023 CAPEX GUIDANCE

~5x PROJECT INVESTMENT MULTIPLE

- We expect to construct our new fully contracted wood pellet production plants at an approximately 5x, or better, adjusted EBITDA[1] project investment multiple

CAPEX SPEND BACK-HALF WEIGHTED

- Capital expenditures are expected to be back-half weighted for 2023, with over 60% of the spend expected to be incurred during the second half of 2023

LOW MAINTENANCE CAPEX

- Our maintenance capex guidance is ~$20 million, which is approximately 5% of the midpoint of our total capital expenditures guidance range

QUICK CAPEX TO CASH CONVERSION CYCLE

- Our build cycle enables us to construct a fully contracted plant within 18 to 24 months, with construction of our Bond and beyond facilities expected to be fully de-risked with a top-tier EPC firm. When fully ramped, new-build plants are expected to each have the capacity to generate between $75 million and $90 million in annual adjusted EBITDA[1]

2023 Projected Total Capital Expenditures *($ in millions)*

Greenfield Site Development & Construction	Expansions	Maintenance Capital
$295 - $325	$50 - $70	~$20

Total: $365 - $415[2]

2023 Total Capex Categories	Capacity Additions (MTPY)	Forecasted In-Service Date
EPES PLANT	1.1MM	Mid24
BOND PLANT	1.1MM	1H25
FUTURE PLANT SITES	1.1MM/ea	TBD
EXPANSION AND IMPROVEMENTS PROJECTS	TBD	2023/2024
MAINTENANCE CAPITAL	N/A	N/A

enviva | 1Q23 UPDATE

See Supplemental Information for endnotes

21

1Q23 UPDATE ASSET UPDATE 22 22 See Supplemental Information for endnotes EPES ▪ Mobilized main civil contractor ▪ Continued expectation that the facility will be operational in mid - 2024 BOND ▪ Necessary permits in hand for development ▪ Given updated capital allocation framework, ability to accelerate construction and move up in - service date EPC CONTRACT ▪ Moving forward with process to enter into construction agreements with one or more EPC firms to complete the engineering, procurement, and construction of Bond and future plants ▪ Fixed costs and guaranteed schedule Epes and Bond on track for in - service dates in 2024 and 2025, respectively

1Q23 UPDATE COMMERICAL AND REGULATORY UPDATE

MARKET ENVIRONMENT & **CONTRACT GROWTH**

Enviva's backlog is growing and diversifying to meet customer needs

Enviva Contracted Backlog

($ in billions)



$6
$6
$8
$11
$15
$21
$23
2016
2017
2018
2019
2020
2021
2022

Early phase of energy transition

- Enviva founded to provide a drop-in substitute for coal for renewable baseload power and heat

Incentivizing via subsidized market

- Long-term regulatory incentives for customers to invest in non-fossil generation
- Expanding geographical market opportunities beyond Europe and the UK to Asia

Focus on large-scale decarbonization pathways

- Market maturation and expansion of use-cases for biomass in industrial applications
- Rising carbon costs resulting in biomass as cheapest form of thermal energy generation
- Subsidies no longer required to drive demand

Opportunity to scale

- High demand environment
- Supply scarcity
- Prices increasing across markets
- Opening of markets in the United States, driven by SAF development

enviva | 1Q23 UPDATE

See Supplemental Information for endnotes

24

EXPECTED CUSTOMER MIX IN 2025 AND 2030

Industrial demand projected to increase steadily, with demand accelerating from biofuels and SAF producers

- Customer mix expected to expand from 20 customers in 2022 to ~40 customers in 2025
- Deliveries to largest customer expected to be ~15% of total deliveries by 2025
- Existing customer base and contracted growth in heat and power applications will increasingly be **supplemented by opportunities in hard-to-abate sectors**

Anticipated 2025 Customer Mix



Asian Power & Heat Customers
Industrial Customers
European Power & Heat Customers

- 45% Asian power and heat customers
- 45% European power and heat customers
- 10% industrial customers (primarily European, with some U.S. deliveries)

Anticipated 2030 Customer Mix



Industrial Customers
Asian Power & Heat Customers
European Power & Heat Customers

- 33% Asian power and heat customers
- 33% European power and heat customers
- 33% industrial customers across the globe

enviva | 1Q23 UPDATE

See Supplemental Information for endnotes

25

1Q23 UPDATE ENVIVA’S ESTIMATED OPPORTUNITY THROUGH 2030 See Supplemental Information for endnotes In addition to durable power and heat demand, Enviva expects growing customer base in new verticals 26 GROWING WORLDWIDE DEMAND IN STRUCTURALLY SHORT MARKET ▪ Expanding geographies, use cases, and customers with rapidly escalating prices ▪ On average, current long - term contract pricing (signed in the last 12 months) is ~20% higher than contracts scheduled to expire in the next 3 years on Enviva’s book of business RAMPING DELIVERY INTO NEW MARKET VERTICALS ▪ Delivery into industrial contracts beginning in 2023 ▪ Ramp in deliveries for SAF starting in 2025 0 2 4 6 8 10 12 14 16 18 20 1/1/2023 1/1/2024 1/1/2025 1/1/2026 1/1/2027 1/1/2028 1/1/2029 1/1/2030 Contracted Power & Heat* Contracted Industrial* Contracted SAF* Pipeline Power & Heat (Taiwan)** Pipeline Power & Heat (Japan)** Pipeline Power & Heat (EUR)** Pipeline SAF (US) Pipeline Industrial + SAF (EUR)** 2024 2025 2023 2026 2027 2028 2029 2030 Forecasted Incremental Demand Through 2030 1 (MT/year) MT (in millions) *Included in current contracted revenue backlog of $23 billion **Included in $50 billion + of sales pipeline opportunities

REDIII UPDATE

Strong growth continues in Europe, driven by energy transition demand and EU ETS prices

- On March 30, 2023, EU negotiators reached an agreement on the Renewable Energy Directive III, continuing to recognize woody biomass as a renewable energy source
  - ✓ Woody biomass counted as 100 percent renewable
  - ✓ Zero-rated in the EU Emissions Trading System
- Final agreement expected to be released publicly by the end of May 2023 and is likely to include:
  - ✓ Assurances that electricity-only plants already receiving subsidies will continue to do so
  - ✓ Continuing availability of financial support to electricity-only installation where Bioenergy Carbon Capture and Storage (BECCS) is used
  - ✓ Availability of financial support for all other end uses of woody biomass
- Further tailwinds to Enviva's continued growth in combined heat and power, hard-to-abate sectors, and advanced biofuels

TIMELINE

Final vote and formal endorsement **expected in 2H23**



See Supplemental Information for endnotes

27

1Q23 UPDATE COST COMPETITIVE , DROP - IN RENEWABLE SOLUTION ▪ The high price of fossil fuels and EU ETS carbon pricing makes wood pellets the cheapest form of thermal energy generation 1 in Europe ▪ In Q1 2023, EU carbon prices hit an all - time high at more than €100 per ton ▪ Pellets are $35 USD/MT cheaper than coal in Q2 2023 and $ 30 USD/MT on average cheaper for full - year 2023 1 28 28 See Supplemental Information for endnotes Biomass continues to be competitive with natural gas and coal across the price curve 28 225 89 251 223 289 413 468 168 90 130 130 129 146 0 Carbon Cost Fuel Fuel and Carbon Cost in Europe 2025 1 (USD$/17GJ) Wood Pellets Coal Natural Gas Crude Oil Jet Fuel Heating Oil Methanol 257 341 352 419 542 614

1Q23 UPDATE SUSTAINABILITY INFORMATION

ENVIVA IS DEPENDENT ON **HEALTHY WORKING FORESTS**

The U.S. Southeast forest landscape is complex and dynamic, and home to a robust forest products industry that supports forest stewardship



$
Markets
Plant seedlings
Cultivate natural regrowth
Manage timberlands
Harvest
Market demand leads to continuous investment in the forest landscape

In the United States, private landowners are growing 43% more wood than they harvest each year[4]

ENVIVA'S SOURCING REGION

- More than **380 million acres of forestland** and **10 billion tons of wood** in the U.S. Southeast[1]
- Forest inventory has increased 21% since 2011[2]
- Only **3%** of timber lands are harvested each year[3]

HARVESTING FROM WORKING FORESTS

- Carefully managed to produce a renewable supply of wood
- Diverse, fast-growing trees, sequestering CO2 at rapid rates - **nearly 1,500m MT of CO2e sequestered by working forests each year in the U.S.** [4]
  - End-products continue to store large volumes of carbon

AUGMENTING OTHER FOREST PRODUCT MARKETS

- Pellets represent 3.6% of annual harvest from working forests in the U.S.[4]
- Enviva purchases wood that is generally not utilized for higher-value uses, such as branches and tops

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See Supplemental Information for endnotes

30

1Q23 UPDATE 31 RESPONSIBLE SOURCING POLICY 1 ▪ Underpins Enviva's operations and clarifies Enviva's commitment to forest stewardship including conservation leadership at the landscape - level, adhering to strict forest management standards, and supply chain verification KEEPING FORESTS AS FORESTS ▪ Enviva does not accept wood from harvested land if the landowner does not intend to keep the land as forest INDEPENDENT FORESTRY CERTIFICATIONS 2 ▪ Ensuring Enviva meets industry - leading sustainability requirements SOURCING IS VERIFIED BY ENVIVA'S TRACK & TRACE® PROGRAM ▪ Provides transparency on the origins of our wood in the forest SUSTAINABLE SOURCING Certifications with Annual Audits by Independent Certification Bodies: See Supplemental Information for endnotes Branches & Tops Stumps Large Dimension/ Sawlogs Small Dimension Trees

ENVIVA FOREST CONSERVATION FUND

Strong forest markets supporting conservation initiatives

10-YEAR, $5 MILLION PARTNERSHIP WITH THE US ENDOWMENT FOR FORESTRY AND COMMUNITIES

- Enviva is the U.S. Endowment's only industry partner in conservation
- Fund designed to protect sensitive bottomland forests in the Virginia-North Carolina coastal plain
- Goal of protecting 35,000 acres by the end of the Fund

CYCLE 8

- Issued 5 grants that aim to conserve more than 3,000 acres of bottomland forests
- Early projections indicate that **Enviva will reach its total acreage goal two cycles early** with the completion of its Cycle 8 projects, including:

Nottoway and Meherrin Rivers tracts, Virginia

- Positive impact on over 3,860 acres of land
- Contributes to the National Scenic Rivers initiative on the Nottoway River
- Meherrin tract (Pierces Lowgrounds) contains nearly 800-acres of hardwood wetlands
- Aimed at protecting the natural habitats of a variety of wildlife, including neo-tropical songbirds, waterfowl, groundnesting birds, raptors, the Rafinesque's Eastern Big-Eared Bat, and the Eastern Mudsnake



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See Supplemental Information for endnotes

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INVESTOR PRESENTATION ADDITIONAL INFORMATION

1Q23 UPDATE DEFERRED GROSS MARGIN TRANSACTIONS (“DGMT”) $4.6 MILLION INCREMENTAL DGMT REPORTED IN 1Q23 4Q22 Transaction #1 Transaction #1: Sales ▪ Entered into new sales agreement at market prices with existing large European customer who wanted incremental wood pellets for winter heating season ▪ Several ships delivered and pellets consumed by customer ▪ Under existing sales contracts, deliveries to this customer are expected to be ~2.8 million MT from 4Q22 through 2026 4Q22 Transaction #2 Transaction #2: Purchases ▪ As part of Enviva’s 3 rd party pellet procurement strategy, we entered into a separate purchase agreement with this same customer to buy 1.8 million MT of wood pellets between 2023 and 2025 ▪ Pellets being purchased are of a different grade than those being sold, and priced differently, with a different delivery schedule December 31, 2022 DGMT Trigger Event: ▪ The event of entering into a purchase agreement when a sales agreement was already in place with this customer resulted in the triggering of a treatment under GAAP whereby GAAP considers the combination of Transaction #1 and Transaction #2 to be a contract modification ▪ GAAP requires us to account for the contract modification as if it terminated Transaction #1 (the sales agreement), and signed a new single agreement combining both Transaction #1 and Transaction #2, regardless of the legal contracts in place Financial Statement Reporting: ▪ Gross sales proceeds of $175 million presented as financing liabilities on the balance sheet ▪ Cost of goods sold of ~$95 million, inclusive of $6 million of depreciation and amortization presented as inventory ▪ Non - cash interest expense of ~$10 million recorded ▪ Gross margin deferred of $88.9 million ▪ Of the $175 million of sales proceeds, cash of $102 million was collected in 4Q22 and included in net cash provided by financing activities as opposed to cash provided by operating activities (the remaining $73 million of cash was collected in 1Q23) 1Q23 Transaction #3 Transaction #3: Sales ▪ In January 2023, Enviva completed deliveries to this customer, similar to the shipments in 4Q22 (Transaction #1), resulting in an incremental $4.6 million of deferred gross margin ▪ 0.1 MT sold to this customer; reflected as a financing transaction in financial statements as opposed to product sales Financial Statement Reporting: ▪ Gross sales proceeds of $29.7 are presented as financing liabilities on our balance sheet ▪ Cost of goods sold of ~$25.1 is presented in inventory ▪ Non - cash interest expense of $40.4 has been recorded ▪ $14.9 million of cash was received and is included in financing activities as opposed to cash provided by operating activities ▪ $73 million of cash from the 4Q22 sales (Transaction #1) was collected in 1Q23, and reported in net cash provided by financing activities 2024 Reversal 2025 Reversal ▪ For 2024 and 2025, Enviva expects the reversal of the DGMT treatment to increase gross margin by $93.5 million over two years (Transaction #1 + Transaction #3) ▪ The reversal is driven by wood pellet sales by Enviva exceeding the purchases of pellets from this customer in these two years 34 See Non - GAAP Financial Measures

1Q23 UPDATE NON - GAAP FINANCIAL MEASURES

NON-GAAP **FINANCIAL MEASURES**

Non-GAAP Financial Measures

In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), we use adjusted net income (loss), adjusted gross margin, adjusted gross margin per metric ton, and adjusted EBITDA to measure our financial performance.

The estimated incremental adjusted EBITDA that can be expected from Enviva's development of new wood pellet plant capacity is based on an internal financial analysis of the anticipated benefit from the incremental production capacity and cost savings we expect to realize. Such estimates are based on numerous assumptions and are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks that could cause actual results and amounts to differ materially from such estimates. A reconciliation of the estimated incremental adjusted EBITDA expected to be generated by a new wood pellet production plant constructed by Enviva to the closest GAAP financial measure, net income (loss), is not provided because net income (loss) expected to be generated is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of such a plant and depreciation is not available at this time.

Adjusted Net Income (Loss)

We define adjusted net income (loss) excluding acquisition and integration costs and other, early retirement of debt obligation, Support Payments, Executive separation, effects of COVID-19, and the war in Ukraine. We believe that adjusted net income (loss) enhances investors' ability to compare the past financial performance of our underlying operations with our current performance separate from certain items of gain or loss that we characterize as unrepresentative of our ongoing operations.

Adjusted Gross Margin and Adjusted Gross Margin per Metric Ton

We define adjusted gross margin as gross margin excluding loss on disposal of assets and impairment of assets, non-cash equity-based compensation and other expense, depreciation and amortization, changes in unrealized derivative instruments related to hedged items, acquisition and integration costs and other, Support Payments, effects of COVID-19 and the war in Ukraine. We define adjusted gross margin per metric ton as adjusted gross margin per metric ton of wood pellets sold. We believe adjusted gross margin and adjusted gross margin per metric ton are meaningful measures because they compare our revenue-generating activities to our cost of goods sold for a view of profitability and performance on a total-dollar and a per-metric ton basis. Adjusted gross margin and adjusted gross margin per metric ton primarily will be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our wood pellet production plants and our production and distribution of wood pellets.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, total interest expense, income tax expense (benefit), early retirement of debt obligation, non-cash equity-based compensation and other expense, loss on disposal of assets and impairment of assets, changes in unrealized derivative instruments related to hedged items, acquisition and integration costs and other, Executive separation, effects of COVID-19 and the war in Ukraine, and Support Payments. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

enviva | 1Q23 UPDATE

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1Q23 UPDATE NON - GAAP FINANCIAL MEASURES , (cont.) 37 Limitations of Non - GAAP Financial Measures Adjusted net income (loss), adjusted gross margin, adjusted gross margin per metric ton and adjusted EBITDA are not financial me asures presented in accordance with GAAP. We believe that the presentation of these non - GAAP financial measures provides useful information to investors in assessin g our financial condition and results of operations. Our non - GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financ ial measures. Each of these non - GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that af fec t the most directly comparable GAAP financial measures. You should not consider adjusted net income (loss), adjusted gross margin, adjusted gross margin per metr ic ton, or adjusted EBITDA in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non - GAAP financial measures may not be comparable to similarly titled measures of other companies, ther eby diminishing their utility.

1Q23 UPDATE NON - GAAP FINANCIAL MEASURES RECONCILIATION Three Months Ended March 31, 2023 Deferred Gross Margin Transactions (“DGMT”) 1Q23 Excluding DGMT Impact 2022 (in millions) Net loss $ (116.9) $ 45.0 $ (71.9) $ (45.3) Acquisition and integration costs and other - - - 10.8 Effects of COVID - 19 - - - 15.2 Effects of the war in Ukraine - - - 5.1 Support Payments 2.1 - 2.1 7.8 Adjusted net loss $ (114.8) $ 45.0 $ (69.8) $ (6.4) 38 The following table provides a reconciliation of net loss to adjusted net loss for each of the periods indicated (in millions):

1Q23 UPDATE NON - GAAP FINANCIAL MEASURES RECONCILIATION, (cont.) Three Months Ended March 31, 2023 Deferred Gross Margin Transactions (“DGMT”) 1Q23 Excluding DGMT Impact 2022 (in millions, unless otherwise noted) Gross margin* $ (20.7) $ 4.6 $ (16.1) $ (0.3) Loss on disposal of assets and impairment of assets 3.8 - 3.8 0.9 Non - cash equity - based compensation and other expense 3.3 - 3.3 0.7 Depreciation and amortization 33.0 - 33.0 21.3 Changes in unrealized derivative instruments - - - (1.6) Acquisition and integration costs and other - - - 2.8 Effects of COVID - 19 - - - 13.9 Effects of the war in Ukraine - - - 5.1 Support Payments 2.1 - 2.1 7.8 Adjusted gross margin $ 21.3 $ 4.6 $ 25.9 $ 50.7 Metric tons sold (in millions) 1.19 0.1 1.29 1.1 Adjusted gross margin per metric ton ($/metric ton) $ 17.93 $ 37.70 $ 19.77 $ 46.27 39 The following table provides a reconciliation of gross margin to adjusted gross margin and adjusted gross margin per metric ton: * Gross margin is defined as net revenue less cost of goods sold (including related depreciation and amortization and loss on di sposal of assets).

1Q23 UPDATE NON - GAAP FINANCIAL MEASURES RECONCILIATION, (cont.) Three Months Ended March 31, 2023 Deferred Gross Margin Transactions (“DGMT”) 1Q23 Excluding DGMT Impact 2022 (in millions) Net loss $ (116.9) $ 45.0 $ (71.9) $ (45.3) Add: Depreciation and amortization 34.7 - 34.7 22.6 Total interest expense 63.8 (40.5) 23.3 10.0 Income tax expense - - - - Non - cash equity - based compensation and other expense 16.0 - 16.0 11.2 Loss on disposal of assets and impairment of assets 3.8 - 3.8 0.9 Changes in unrealized derivative instruments - - - (1.6) Acquisition and integration costs and other - - - 10.8 Effects of COVID - 19 - - - 15.2 Effects of the war in Ukraine - - - 5.1 Support Payments 2.1 - 2.1 7.8 Adjusted EBITDA $ 3.4 $ 4.6 $ 8.0 $ 36.6 40 The following table provides a reconciliation of net loss to adjusted EBITDA for each of the periods indicated (in millions):

1Q23 UPDATE 2023 GUIDANCE Three Months Ending June 30, 2023 Three Months Ending September 30, 2023 Three Months Ending December 31, 2023 Estimated net income (loss) $ (60) – (50) $ (25) – (5) $ 20 – 40 Add: Depreciation and amortization 35 35 35 Interest expense 20 20 20 Interest expense on repurchase accounting 15 30 25 Income tax expense - - - Non - cash equity - based compensation expense 10 10 10 Loss on disposal of assets - - - Changes in unrealized derivative instruments - - - Support Payments - - - Estimated adjusted EBITDA $ 20 – 30 $ 70 – 90 $ 110 – 130 The following table provides a reconciliation of the estimated range of EBITDA to the estimated range of net income (loss) for the quarters ending June 30, 2023, September 30, 2023, and December 31, 2023 (in millions): 41 See Supplemental Information for endnotes

1Q23 UPDATE 2023 GUIDANCE Twelve Months Ending December 31, 2023 Estimated net loss $ (186) – (136) Add: Depreciation and amortization 140 Interest expense 84 Interest expense on repurchase accounting 110 Income tax expense - Non - cash equity - based compensation expense 46 Loss on disposal of assets 4 Changes in unrealized derivative instruments - Support Payments 2 Estimated adjusted EBITDA $ 200 – 250 The following table provides a reconciliation of the estimated range of net income (loss) to the estimated range of adjusted EBITDA for the twelve months ending December 31, 2023 (in millions): 42 See Supplemental Information for endnotes

1Q23 UPDATE SUPPLEMENTAL INFORMATION

SUPPLEMENTAL INFORMATION

Slide 5 (Enviva)

1. Enviva's total expected production capacity as of December 31, 2022, including the Lucedale, Mississippi plant (the "Lucedale plant") after it has achieved its nameplate capacity. The total expected production capacity also includes part of the expansion projects underway at the Sampson, Hamlet, and Cottondale plants (the "Multi-Plant Expansions"), which are expected to be completed during 2023. The total expected production capacity does not include the recently announced expansion at our plant in Ahoskie, North Carolina (the "Ahoskie plant").
2. As of March 31, 2023, Enviva's total weighted-average remaining term of take-or-pay off-take contracts was approximately 14 years, with a total contracted revenue backlog of approximately $24 billion. Enviva's contracted revenue backlog is complemented by a customer sales pipeline that now exceeds $50 billion, which includes higher-priced contracts in various stages of negotiation.
3. Enviva expects to construct new fully contracted wood pellet production plants at an approximately 5x adjusted EBITDA project investment multiple.
4. Enviva's customer sales pipeline includes the previously announced J-Power and German utility MOUs. Our customer sales pipeline comprises long-term, take-or-pay off-take opportunities in our traditional markets for biomass-fired power and heat generation in geographies ranging from the United Kingdom to the European Union (including opportunities in Germany and Poland), to Asia (including incremental demand in Japan and emerging potential in Taiwan), as well as in developing industrial segments across the globe (including steel, cement, lime, chemicals, sustainable aviation fuel, biomethanol, and biodiesel). We are negotiating long-term wood pellet supply contracts with several leading industrial companies in each of these hard-to-abate sectors that are actively and urgently pursuing large-scale reductions of lifecycle GHG emissions.
5. Based on information as of March 31, 2023. There can be no assurance that the growth plan will occur on the estimated timeline, if at all. Given the quality and size of our current customer sales pipeline, we believe we will be able to support the addition of at least four new fully contracted wood pellet production plants and several highly accretive expansion projects, which, over the next four years, would roughly double our current adjusted EBITDA generation.

Slide 6 (Enviva's Operations)

1. Based on Forestry Production and Trade data from the UN FAO: https://www.fao.org/faostat/en/#data/FO.
2. See FAOSTAT, Food & Agric. Org. of the United Nations, https://www.fao.org/faostat/en/#data/FO; see also Enviva, Seeing the Forest: Sustainable Wood Bioenergy in the Southeast United States 9 (2020).
3. Our Responsible Sourcing Policy outlines Enviva's standards for forest stewardship in three critical areas: (1) at the tract level, with strict standards for forest sourcing; (2) throughout our supply chain, with provisions for verification, transparency, and reporting; and (3) in pledges for conservation leadership on landscape-level challenges and opportunities. It should be noted that in some jurisdictions, there is insufficient demand from local sawmills, or the paper and pulp industry, depending on cyclical dynamics or occasional mill closures/reductions in operating scale.

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SUPPLEMENTAL INFORMATION, *(cont.)*

Slide 7 (Strategically Located Assets)

1. Production volumes disclosed represent nameplate production capacity at each plant.
2. Enviva's total expected production capacity as of December 31, 2022, including the Lucedale, Mississippi plant (the "Lucedale plant") after it has achieved its nameplate capacity. The total expected production capacity also includes part of the expansion projects underway at the Sampson, Hamlet, and Cottondale plants (the "Multi-Plant Expansions"), which are expected to be completed during 2023. The total expected production capacity does not include the recently announced expansion at our plant in Ahoskie, North Carolina (the "Ahoskie plant").
3. We export wood pellets from our wholly owned deep-water marine terminals at the Port of Chesapeake, Virginia (the "Chesapeake terminal"), the Port of Wilmington, North Carolina (the "Wilmington terminal"), and the Port of Pascagoula, Mississippi (the "Pascagoula terminal") and from third-party deep-water marine terminals in Mobile, Alabama (the "Mobile terminal"), Panama City, Florida (the "Panama City terminal") and Savannah, Georgia (the "Savannah terminal").
4. Enviva has commenced construction of the fully contracted 1.1 million MTPY plant in Epes, Alabama, the second plant in our Pascagoula cluster.

Slide 9 (1Q23 Financial Results)

1. For more information, please refer to our earnings press release dated May 2, 2023.

Slide 21 (Capex Guidance)

1. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA from a plant developed by Enviva internally to the most directly comparable GAAP financial measures, see limitations of Non-GAAP financial measures in Non-GAAP Financial Measures section.
2. Inclusive of capitalized interest.

Slide 26 (Enviva's Estimated Opportunity)

1. Calculated based on Enviva's contracted customer backlog and estimated contract pipeline. Pipeline volume calculations in this chart are weighted based on estimated likelihood of contract execution.

Slide 28 (Cost Competitive)

1. Based on Bloomberg, forwards as of April 27, 2023 (heating oil, jet fuel, and methanol 2023 prices assuming forward curve is flat), Argus Media, and other sources including finance.yahoo.com, ons.gov/uk/economy, jet-a1-fuel.com, and www.methanex.com

enviva | 1Q23 UPDATE 45

1Q23 UPDATE 46 SUPPLEMENTAL INFORMATION, (cont.) Slide 31 (Sustainable Sourcing) 1. For more information on Enviva's Responsible Sourcing Policy, please refer to the Enviva website 2. For more information on Enviva's Third - Party Sustainability Certifications, please refer to the Enviva website. Slide 30 (Healthy Working Forests ) 1. Source: NCASI: Trends in Forest Harvest, Regeneration, and Management in the Southeastern United States as Related to Biomass Feedstock , Table 1. NCASI defines the Southeastern United States to include Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tenn ess ee, Texas, and Virginia. 2. Based on data from the U.S. Department of Agriculture’s Forest Inventory and Analysis National Program, FIA EVALIDator 3. Based on data from the U.S. Department of Agriculture’s Forest Inventory and Analysis National Program, FIA EVALIDator . The 3% harvested value represents the acreage of forest land that has been harvested in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, and Virginia compared to the to tal acreage of forested lands in these states in the USFS FIA database. 4. Based on data from the NCASI Forest Carbon Data Viz .

Kate Walsh Vice President, Investor Relations +1 240 - 482 - 3793 kate.walsh@envivabiomass.com